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                                                                    Exhibit 24.2



                               POWER OF ATTORNEY



    KNOWN BY ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below, constitutes and appoints Richard M. Shea, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the registrant's Registration Statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, on Form S-3 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                        By: /s/ Andrew P. Rifkin
                                        ----------------------------------------
                                        Name: Andrew P. Rifkin
                                        Title: Director